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                                                                    EXHIBIT 23.5

                                  [KPMG LETTERHEAD]




                         Independent Auditors' Consent


The Board of Directors
Verso Technologies, Inc.:


We consent to the use of our report dated April 3, 2000, with respect to the consolidated balance sheet of Cereus Technology Partners, Inc. as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference.


/s/ KPMG LLP


Atlanta, Georgia
November 29, 2001